Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: the shareholders and the board of directors of argenx SE

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-225375, 333-258253, 333-274721 and 333-292200) pertaining to the Equity Incentive Plan of argenx SE of our report dated March 19, 2026, with respect to the consolidated financial statements of argenx SE, and the effectiveness of internal control over financial reporting of argenx SE, incorporated by reference in this Annual Report (Form 20-F) for the year ended December 31, 2025.
/s/ EY Accountants B.V.
Eindhoven, the Netherlands
March 19, 2026